EXHIBIT 23.2


                        INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Halstead Energy Corp.:

      We consent to the incorporation in the registration statement on Form SB-2/A (File No. 333-38031) of our report dated January 12, 1998, on our audit of the financial statements of Halstead Energy Corp. We also consent to the reference to our firm under the caption "Experts" in the Prospectus.


                                    MAHONEY COHEN & COMPANY, CPA, P.C.
                                    /s/ Mahoney Cohen & Company, CPA, P.C.

New York, New York
August 18, 1998